Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts" and to the use of our report dated March 15, 2019, in the Registration Statement (Form F-1) and related Prospectus of Millicom International Cellular S.A. dated June 3rd, 2019.

/s/ Ernst & Young, S.A.

Guatemala

June 3rd, 2019